                                                                       Exhibit 3
                                                            Amended and Restated
                                                                   April 2, 1990


                                    BYLAWS
                                      OF
                        U.S. BOSTON INVESTMENT COMPANY

                                   ARTICLE I
            Agreement and Declaration of Trust and Principal Office

     1.1  Agreement and Declaration of Trust. These Bylaws shall be subject to
          ----------------------------------
the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust") of U.S. Boston Investment Company, the Massachusetts business trust established by the Declaration of Trust (the "Trust").

     1.2  Principal Office of the Trust. The principal office of the Trust shall
          -----------------------------
be located in Burlington, Massachusetts.

                                   ARTICLE 2
                             Meetings of Trustees

     2.1  Regular Meetings. Regular meetings of the Trustees may be held without
          ----------------
call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as the annual meeting of the shareholders.

     2.2  Special Meetings. Special meetings of the Trustees may be held at any
          ----------------
time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Clerk or an Assistant Clerk or by the officer or the Trustees calling the meeting.

     2.3  Notice. It shall be sufficient notice to the Trustee of a special
          ------
meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     2.4  Quorum. At any meeting of the Trustees a majority of the Trustees then
          ------
in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                                   ARTICLE 3
                                   Officers

     3.1  Enumeration: Qualification. The officers of the Trust shall be a
          --------------------------
Chairman of the Trustees, a President, a Treasurer, a Clerk, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. The Chairman of the Trustees shall be a Trustee and may but need not be a shareholder; and any other officer may but not need be a
                                       ---
Trustee or a shareholder. Any two or more offices may be held by the same person.

     3.2  Election. The Chairman of the Trustees, the President, the Treasurer,
          --------
and the Clerk shall be elected by the Trustees upon the occurrence of any vacancy in any such office. Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. Vacancies in any office may be filled at any time.

     3.3  Tenure. The Chairman of the Trustees, the President, the Treasurer and
          ------
the Clerk shall hold office until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

     3.4  Powers. Subject to the other provisions of these Bylaws, each officer
          ------
shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

     3.5  Chairman; President. Unless the Trustees otherwise provide, the
          -------------------
Chairman of the Trustees or, if there is none or in the absence of the Chairman, the President shall preside at all meetings of the shareholders and of the Trustees. The President shall be the chief executive officer.

     3.6  Treasurer. The Treasurer shall be the chief financial and accounting
          ---------
officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

     3.7  Clerk. The Clerk shall record all proceedings of the shareholders and
          -----
the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Clerk from any meeting of the shareholders or Trustees, an assistant clerk, or if there be none or if he or she is absent, a temporary clerk chosen at such meeting shall record the proceedings thereof in the aforesaid books.

     3.8  Resignations and Removals. Any Trustee or officer may resign at any
          -------------------------
time by written instrument signed by him or her and delivered to the Chairman, the President or the Clerk or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                   ARTICLE 4
                                  Committees

     4.1  Quorum; Voting. A majority of the members of any Committee of the
          --------------
Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE 5
                                    Reports

     5.1  General. The Trustees and officers shall render reports at the time
          -------
and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                   ARTICLE 6
                                  Fiscal Year

     6.1  General. Except as from time to time otherwise provided by the
          -------
Trustees, the fiscal year of the Trust shall end on March 31 each year.

                                   ARTICLE 7
                                     Seal

     7.1  General. The seal of the Trust shall consist of a flat-faced die with
          -------
the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE 8
                              Execution of Papers

     8.1  General. Except as the Trustees may generally or in particular cases
          -------
authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President or by the Treasurer and need not bear the seal of the Trust.

                                   ARTICLE 9
                        Issuance of Share Certificates

     9.1  Sale of Shares. Except as otherwise determined by the Trustees, the
          --------------
Trust will issue and sell for cash or securities from time to time, full and fractional shares of its shares of beneficial interest, such shares to be issued and sold at a price of not less than net asset value per share as from time to time determined in accordance with the

Declaration of Trust and these By-Laws and, in the case of fractional shares, at a proportionate reduction in such price. In the case of shares sold for securities, such securities shall be valued in accordance with the provisions for determining value of assets of the Trust as stated in the Declaration of Trust and these By-Laws. The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Section 9.1.

     9.2  Share Certificates. In lieu of issuing certificates for shares, the
          ----- ------------
Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

     The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares owned by him, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the president or vice-president and by the treasurer or assistant treasurer. Such signatures may be if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

     9.3  Loss of Certificates. In case of the alleged loss or destruction or
          --------------------
mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

     9.4  Issuance of New Certificates to Pledgee. A pledgee of shares
          ---------------------------------------
transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificates shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall be liable as a shareholder and entitled to vote thereon.

     9.5  Discontinuance of Issuance of Certificates. The Trustees may at any
          ------------------------------------------
time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not effect the ownership of shares in the Trust.

                                  ARTICLE 10
          Provisions Relating to the Conduct of the Trust's Business

     10.1 Certain Definitions. When used herein the following words shall have
          -------------------
the following meanings: "Distributor" shall mean any one or more corporations, firms or associations which have distributor's or principal underwriter's contracts in effect with the Trust providing that redeemable shares issued by the Trust shall be offered and sold by such Distributor. "Managers" shall mean any one or more corporations, firms or associations which may at the time have an advisory or management contract with the Trust or with another such entity having such a contract with the Trust.

     10.2 Limitation on Holdings - by the Trust of Certain Securities and on
          ------------------------------------------------------------------
Dealings with Officers or Trustees. The Trust will not lend any of its assets to
----------------------------------
the Distributor or Managers or to any officer or director of the Distributor or Managers or any officer or Trustee of the Trust, and shall not permit any officer or Trustee or any officer or director of the Distributor or Managers to deal for or on behalf of the Trust with himself or herself as principal or agent, or with any partnership, association or corporation in which he or she has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or officers and directors of the Distributor or Managers from buying, holding or selling shares in the Trust or from being partners, officers or directors of or otherwise financially interested in the Distributor or the Managers; (b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 or any Rule or Regulation thereunder; (c) employment of legal counsel, registrar, transfer agent, shareholder servicing agent, dividend disbursing agent or custodian who is, or has a partner, shareholder, officer or director who is, an officer or Trustee of the Trust or an officer or director of the Distributor or Managers;
(d) sharing statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust or an officer or director of the Distributor or Managers is an officer or director or otherwise financially interested.

     10.3 Securities and Cash of the Trust to be held by Custodian subject to
          -------------------------------------------------------------------
certain Terms and Conditions.
----------------------------

     (a) All securities and cash owned by this Trust shall be held by or deposited with one or more banks or trust companies having (according to its last published report) not less than $5,000,000 aggregate capital, surplus and undivided profits (any such bank or trust company being hereby designated as "Custodian"), provided such a Custodian can be found ready and willing to act; subject to such rules, regulations and orders, if any, as the Securities and Exchange Commission may adopt, this Trust may, or may permit any Custodian to, deposit all or any part of the Securities owned by this Trust in a system for the central handling of securities pursuant to which all securities of any particular class or series of any issue deposited within the system may be transferred or pledged by bookkeeping entry, without physical delivery. The Custodian may appoint, subject to the approval of the Trustees, one or more subcustodians.

     (b) The Trust shall enter into a written contract with each Custodian regarding the powers, duties and compensation of such Custodian with respect to the cash and securities of the Trust held by such Custodian. Said contract and all amendments thereto shall be approved by the Trustees.

     (c) The Trust shall upon the resignation or inability to serve of any Custodian or upon change of any Custodian:

     (i) in case of such resignation or inability to serve, use its best efforts to obtain a successor Custodian;

     (ii) require that the cash and securities owned by the Trust be delivered directly to the successor Custodian; and

     (iii)in the event that no successor Custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by the Trust otherwise than to a successor Custodian, the question whether the Trust shall be liquidated or shall function without a Custodian.

     10.4 Reports to Shareholders. The Trust shall send to each shareholder of
          -----------------------
record at least semi-annually a statement of the condition of the Trust and of the results of its operations, containing all information required by applicable laws or regulations.

     10.5 Determination of Net Asset Value Per Share. Net asset value per share
          ------------------------------------------
of each class of shares of each Series of the Trust shall be calculated as described in Exhibit A to these By-Laws. The per share net asset values shall be determined on each day on which the New York Stock Exchange is open as of a time fixed by resolution of the Trustees. As of any time other than the time so fixed the Trustees may cause the per share net asset values last determined to be determined again in a similar manner, or adjusted to reflect changes in market values of securities in the portfolio, such adjustment to be made on the basis of changes in selected security prices determined by the Trustees to be relevant to the portfolio of such series or in averages or in other standard and readily ascertainable market data,and the Trustees may fix the time when such redetermined or adjusted per share net asset values shall become effective.

     In valuing the portfolio investment of any series for determination of per share net asset values, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees or the person designated by the Trustees to make the determination, most nearly represent the market value of such securities, and other securities and assets shall be valued at their fair value as determined by or pursuant to the direction of the Trustees, which in the case of short-term debt obligations, commercial paper and repurchase agreements may, but need not, be on the basis of quoted yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. Expenses and liabilities of the Trust shall be accrued each day. Liabilities may include such reserves for taxes, estimated accrued expenses and contingencies as the Trustees or their designates may in their sole discretion deem fair and reasonable under the circumstances. No accruals shall be made in respect of taxes on unrealized appreciation of securities owned unless the Trustees shall otherwise determine. Dividends payable by the Trust shall be deducted as at the time of but immediately prior to the determination of per share net asset values on the record date therefor.

                                  ARTICLE 11
                                 Shareholders

     11.1 Meetings. A meeting of the shareholders shall be called by the
          --------
Secretary whenever ordered by the Trustees,the Chairman or requested in writing by the holder or holders of at least one-tenth of the outstanding shares entitled to vote at such meeting. If the Secretary, when so ordered or requested, refuses or neglects for more than two days to call such meeting, the Trustees, Chairman or the shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

     11.2 Access to Shareholder List. Shareholders of record may apply to the
          --------------------------
Trustees for assistance in communicating with other shareholders for the purpose of calling a meeting in order to vote upon the question of removal of a Trustee. When ten or more shareholders. of record who have been such for a least six months preceding the date of application and who hold in the aggregate shares having a net asset value of at least $25,000 so apply, the Trustees shall within five business days either:

     (i) afford to such applicants access to a list of names and addresses of all shareholders as recorded on the books of the Trust; or

     (ii) inform such applicants of the approximate number of shareholders of record and the approximate cost of mailing material to them, and, within a reasonable time thereafter, mail, at the applicants' expense, materials submitted by the applicants, to all such shareholders of record. the Trustees shall not be obligated to mail materials which they believe to be misleading or in violation of applicable law.

     11.3 Record Dates. For the purpose of determining the shareholders of any
          ------------
series who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 60 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders of such series having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record of such series on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

                                  ARTICLE 12
                           Amendments to the Bylaws

     12.1 General. These Bylaws may be amended or repealed, in whole or in part,
          -------
by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

                  U.S. Boston Investment Company (the "Fund")
                  -------------------------------------------

                              Dual Pricing Funds
                              ------------------

                             Net Asset Value (NAV)
                             ---------------------
                    And Dividend/Distribution Determination
                    ---------------------------------------

The Fund will be required to maintain records that account for both classes of shares (Class A Shares and Existing Shares) within each series. The Class A Shares will be offered and sold to investors investing at least $1,000,000 in the Fund. The Class A Shares will not be subject to 12b-1 fees, a deferred sales charge or a sales load. The class of shares presently outstanding are principally offered and sold pursuant to a 12b-1 fee and are subject to a 1.00% fee payable upon redemption. No sales load is charged on the purchase of the shares presently outstanding Accordingly, separate net asset value's and/or dividends/distributions must be calculated for each class of shares.

The procedures for calculating NAV and dividends/ distributions depend upon the dividend policy of the respective series. Presently, each series of the Fund pays annually as dividends all of its net investment income and distributes annually substantially all of its net capital gains.

In maintaining the records for the Fund, the profit and loss accounts must be allocated to each class of shares within each series. That is, net investment income, unrealized and realized gains or losses will be allocated daily to each class of shares based on the percentage of net assets at the beginning of the day. These balances will be accumulated by class of shares.

On a daily basis, expenses are attributable to each class of shares depending on the nature of the expenditures. These fall into three categories: (1) expense attributable to both classes that are allocated based on net assets at the beginning of the day (i.e., legal, audit, etc.); (2) items attributable to only one class of shares (12b-1); and, (3) certain expenses that have higher cost for one class versus the other (i.e., transfer agent fee). Prior to determining the day's NAV or annual dividends/distributions, the following expense items must be calculated as indicated:

     .  Management Fee:

        Using the prior day's combined net assets of both classes of shares (i.e. total net assets of the fund) calculate the current day's accrual and then allocate the amount to each class based on the percentages of assets by class.


     .  12b-1 Fee:

        Using the prior day's net assets for the Existing Shares, calculate the current day's accrual.

     . Transfer Agent Fee (where different rates exist for Class A and Existing Shares):

        Using the existing budget for each class of shares, accrue separate daily amounts for each class.


     .  Determine the expenses borne by the manager which may be relevant for
        ---------
        each class of shares.

     .  Allocate all other expenses for which a daily accrual is determined
        --------
        expense budget.

In designing accounting procedures and controls regarding the allocation of income and expenses and the calculation of NAV and dividends and distributions for the two classes of shares the following objectives must be met:

     1. To ascertain that- the direct expenses charged to each class of shares are correctly recorded in the fund accounting records and are allocated to the correct class of shares,

     2. To ascertain that income and operating expense are allocated properly to each class of shares based upon the value of outstanding share's of each class at the end of the day, and

     3. To ascertain that the dividend rates and daily NAV per share for each class of shares reflect the proper allocation of income and operating expenses as well as the full amount of any direct expenses charged to the respective class of shares.

Set forth below are the additional procedures which will be implemented to satisfy the objectives described above. These procedures presume that the normal procedures and controls remain in effect at State Street Bank and Trust Company and U.S. Boston Investment Management Corporation for all other daily fund accounting.

Dividends/Distributions
-----------------------

     . The dividend is declared annually by the Trustees of the Fund and consists of substantially all the accumulated undistributed net investment income for each class of shares as of the record date.

     . The capital gains distribution is declared annually by the Trustees of the Fund and consists of substantially all the accumulated net undistributed realized gains for each class of shares as of the record date.

NAV
---

     . The U.S. Boston Investment Company dual pricing worksheet determines the NAV by each class of shares.

DUAL PRICING WORKSHEET

FUND                                     DATE

ASSET ALLOCATION          COMPOSITE     CLASS A            EXISTING

1.   PRIOR DAY NAV PER SHAKE

2. Shares Outstanding Beg. of Day
3. Net Share Activity
4. Current Shares Outstanding
5. Adjusted TOW Net Assets
                ---
6. % Assets By Class

INCOME AND EXPENSES      REVIEWED/APPROVED BY FLM:

7.   Dividend Income
8.   Interest Income
9.   Amortization
10.  Total Daily Income

11.  Management Fee
12.  12b-1 Fee                         not applicable
                                       --------------
13.  Other Expenses - Fund
14.  Other Expenses - Class
15.  Total Daily Expenses
16.  Expenses Borne By The Manager
17.  Daily Net Income

CAPITAL

18.  Income Distribution
19.  Undistributed Net Income
20.  Capital Stock Activity
21.  Capital Gain Distribution
22.  Realized Gain/Loss
23.  Unrealized Apprec./Deprecialion
24.  Daily Net Asset Change
25.  Prior Day Net Assets
26.  Net Assets
27.  NAV Per Share and Offering Price

                        U.S. Boston Investment Company
                        ------------------------------
              Line by Line Explanation of Dual Pricing Worksheet
              --------------------------------------------------

Line
----

1. The net asset value per share by class as of the close of business from the previous day's worksheet.

2. The total number of shares by class outstanding at the close of business the previous day, as per the previous day's worksheet, and confirmed by the transfer agent.

3. The net total of capital share transactions by class for the current day, as reported by the transfer agent for the previous day's activity.

4. The total of lines 2 and 3 to arrive at today's outstanding shares, and confirmed with the transfer agent.

5. The value of shares outstanding by class before the current day's change in net assets. The composite amount is arrived at by adding the total of Class A assets and Existing assets.

6. The percent of assets each class represents in total assets of the portfolio.

7. The total dividend income for the portfolio for the current day prorated at the class level based on line 6.

8. The total interest income for the portfolio for the current day prorated at the class level based on line 6.

9. The total net (amortization) of premium or accretion of discount for the current day prorated at the class level based on line 6.

10. The total of lines 7, 8 and 9 to arrive at total income for the portfolio by class for the current day.

11. Using the prior day's combined net assets, the total costs incurred for management and advisory services prorated at the class level based on line 6.

12. The 12b-1 distribution fee based on the prior day's net assets for Existing Shares.

13. The expenses that are attributable to both classes of the Fund, exclusive of management fees, prorated at the class level based on line 6.

        --------------------------------------------------------------

Line
----

14. The transfer agent expenses directly attributable to each class and any other expenses attributable to a particular class.

15. The total of lines 11, 12, 13 and 14 to arrive at total expenses for the current day.

16. The portion of expenses, if any, borne by the manager calculated on a class level.

17.  Line 15 subtracted from line 10 which subtotal is added to line 16.

18. The portion of accumulated net income declared as a dividend by the Fund's Board of Trustees to shareholders on the current day (ex-dividend date).

19.  Line 17 minus Line 18.

20. The net dollar amount of all capital share transactions for the current day as reported by the transfer agent.

21. The portion of accumulated realized gains declared as a capital gain distribution by the Fund's Board of Trustees to shareholders on the current day (ex-dividend date).

22. The realized gain or loss for the current day prorated at the class level based on line 6.

23. The change in the market value of investments from the previous day to the current day prorated at the class level based on line 6.

24.  The total of lines 19 through 23.

25.  The net assets of each class of shares from the previous day's worksheet.

26.  The total of lines 24 and 25.

27. The net assets for the current day divided by the respective number of class shares as reported on line 4.